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                                                                    EXHIBIT 4.02

                   PHARMA SERVICES INTERMEDIATE HOLDING CORP.
    $219,000,000 PRINCIPAL AT MATURITY 11 1/2% SENIOR DISCOUNT NOTES DUE 2014

                          Registration Rights Agreement

                                                              New York, New York
                                                                  March 18, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            Pharma Services Intermediate Holding Corp., a corporation organized under the laws of the State of Delaware (the "Issuer"), proposes to issue and sell to Citigroup Global Markets Inc. (the "Initial Purchaser") $219,000,000 aggregate principal amount at maturity of its 11 1/2% senior discount notes due 2014 (the "Notes") upon the terms set forth in a purchase agreement dated March 11, 2004 (the "Purchase Agreement") relating to the initial placement of the Notes (the "Initial Placement"). The Notes will be issued pursuant to the Indenture (as defined herein). To induce the Initial Purchaser to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuer (as defined herein) hereby agrees with you for your benefit and the benefit of the registered holders from time to time of Notes and Exchange Notes (as defined herein) (including the Initial Purchaser) (each a "Holder" and, together, the "Holders" for as long as such Person holds Notes), as follows:

            1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following respective meanings:

            "Act" shall mean the Securities Act of 1933, as amended.

            "Affiliate" of, or Person "affiliated" with, any specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled by" and "under common control with" shall have meanings correlative to the foregoing.

            "Agreement" shall have the meaning set forth in the preamble hereto.

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            "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Conduct Rules" shall have the meaning set forth in Section 4(t) hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" shall mean debt securities of the Issuer identical in all material respects to the Notes (except that the additional interest provisions, the transfer restrictions and the restrictive legends shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

            "Exchange Offer Registration Period" shall mean the up to 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

            "Exchange Offer Registration Statement" shall mean a registration statement of the Issuer on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Exchanging Dealer" shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for Exchange Notes.

            "Final Memorandum" shall have the meaning set forth in the Purchase Agreement.

            "Holder(s)" shall have the meaning set forth in the preamble hereto.

            "Indenture" shall mean the Indenture relating to the Notes, to be dated as of the original issuance of the Notes, between the Issuer and the Trustee, as amended, amended and restated or supplemented from time to time in accordance with the terms thereof.

            "Initial Placement" shall have the meaning set forth in the preamble hereto.

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            "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

            "Inspector" shall have the meaning set forth in Section 4(q)(ii).

            "Issuer" shall have the meaning set forth in the preamble hereto.

            "Losses" shall have the meaning set forth in Section 6(d) hereof.

            "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount at maturity of Notes and Exchange Notes, as the case may be, registered under a Registration Statement.

            "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

            "Notes" shall have the meaning set forth in the preamble hereto.

            "Person" shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

            "Registered Exchange Offer" shall mean the proposed offer of the Issuer to issue and deliver to the Holders of the Notes that are not prohibited by any law or policy of the Commission from participating in such offer a like aggregate principal amount at maturity of Exchange Notes in exchange for the Notes.

            "Registration Default" shall have the meaning set forth in Section 3(c).

            "Registration Default Period" shall have the meaning set forth in
Section 3(c)(vii).

            "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registra-

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tion statement, including post-effective amendments (in each case including the
Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

            "Shelf Registration" shall mean a registration effected pursuant to
Section 3 hereof.

            "Shelf Registration Period" shall have the meaning set forth in
Section 3(b)(ii) hereof.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer prepared and filed with the Commission pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any successor or similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

            "underwriter" shall mean any Person deemed an "underwriter," under the Act, of the Notes or Exchange Notes in connection with an offering thereof under a Shelf Registration Statement.

            2. Registered Exchange Offer.

            (a) To the extent not prohibited by any applicable law or any applicable interpretation or any applicable policy of the staff of the Commission, (i) the Issuer shall use its reasonable best efforts to prepare and, not later than 360 days following the Closing Date (or if such 360th day is not a Business Day, the next succeeding Business Day), file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer and (ii) the Issuer shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act not later than 420 days following the Closing Date (or if such 420th day is not a Business Day, the next succeeding Business Day).

            (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an Affiliate of the Issuer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not engaged in and does not intend to engage in and has no arrangements or understandings with any Person to participate in the distribution of the Exchange Notes, is not a broker-dealer tendering Notes directly acquired from the Issuer for its own account and is not prohibited by any law, interpretation or policy of the Commission from participating in the Registered Exchange Offer) to trade such

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Exchange Notes from and after their receipt without any limitations or restrictions under the Act and under state securities or blue sky laws.

            (c) In connection with the Registered Exchange Offer, the Issuer shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (iii) if the Issuer receives notice from an Exchanging Dealer that such Exchanging Dealer holds Notes acquired for the account of such Exchanging Dealer as a result of market making or other trading activities, use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

            (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

            (v) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last Business Day on which the Registered Exchange Offer is open by sending to the entity specified in the Prospectus, a facsimile or letter setting forth the name of such Holder, the principal amount of the Notes delivered for exchange and a statement that such Holder is withdrawing such Holder's election to have such Notes exchanged;

            (vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Issuer is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co. Incorporated (pub. avail. June 5, 1991); and (B) including a representation that the Issuer has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Issuer's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes; and

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            (vii) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

            (d) Promptly after the close of the Registered Exchange Offer, the Issuer shall:

            (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal, which shall be an exhibit thereto;

            (ii) deliver to the Trustee for cancellation in accordance with
      Section 4(r) hereof all Notes so accepted for exchange; and

            (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes a principal amount of Exchange Notes equal to the principal amount of the Notes of such Holder so accepted for exchange; provided that in the case of any Notes held in global form by a depository, authentication and delivery to such depository of one or more replacement Notes in global form in an equivalent amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

            (e) Each Holder, by tendering Notes for exchange for Exchange Notes, acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes
(x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co. Incorporated (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in Shearman & Sterling (pub. avail. July 2, 1993) and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508 of Regulation S-K, as applicable, under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from any Issuer or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer in writing (which may be contained in the letter of transmittal contemplated by the Registered Exchange Offer) that, at the time of the consummation of the Registered Exchange Offer:

            (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business;

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            (ii) such Holder will have no arrangement or understanding with any
      Person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Act; and

            (iii) such Holder is not an Affiliate of the Issuer.

            (f) If the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the written request of the Initial Purchaser, the Issuer shall issue and deliver to the Initial Purchaser or the Person purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchaser, in exchange for such Notes, or Exchange Notes, as the case may be, a like principal amount of the Notes (the "Private Exchange Notes") of the Issuer that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legal legend on such Private Exchange Notes. The Issuer shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Private Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

            3. Shelf Registration.

            (a) If (i) due to any change in law, applicable interpretations thereof or changes in policy by the Commission's staff, the Issuer determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 420 days, or the Registered Exchange Offer is not consummated within 450 days, after the Issue Date; or (iii) prior to the 20th day following consummation of the Registered Exchange Offer the Issuer receives written notice that (A) the Initial Purchaser so requests with respect to Notes (or Private Exchange Notes) that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (B) any Holder (other than the Initial Purchaser or Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer; or (C) in the case that the Initial Purchaser participates in the Registered Exchange Offer or acquires Private Exchange Notes pursuant to Section 2(f) hereof, the Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and 508 of Regulation S-K, as applicable, under the Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the Issuer shall effect a Shelf Registration Statement in accordance with Section 3(b) hereof. For all purposes of this Agreement, the obligation to have a Shelf Registration Statement declared effective under

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Section 3(a)(iii) shall be deemed to arise as set forth in Section 3(b)(i). The obligation to file a Shelf Registration Statement under Section 3(a)(iii) shall be deemed to arise on the later of the 360th day after the Issue Date or the day the Issuer receives notice relating to a Section 3(a)(iii) Shelf Registration Statement.

            (b) (i) The Issuer shall as promptly as reasonably practicable (but in no event more than 30 days after so required or requested pursuant to Section 3(a)(i) or (ii) and no later than the later of the 60th day after so required pursuant to Section 3(a)(iii) or the 90th day after the Issue Date), file with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act (within 90 days after so required or requested pursuant to Section 3(a)(i) or (ii) or within 60 days of the filing date of a Shelf Registration Statement required or requested pursuant to Section 3(a)(iii)), a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by a majority of such Holders and set forth in such Shelf Registration Statement; provided, however, that nothing in this Section 3(b) shall require the filing of a Shelf Registration Statement prior to the deadline for filing the Exchange Offer Registration Statement set forth in Section 2(a); provided, further, that no Holder (other than the Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to Exchange Notes or Private Exchange Notes received by the Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuer may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Items 507 and 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

            (ii) The Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the original issuance date of the Notes or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (in any such case, such period being called the "Shelf Registration Period"). The Issuer shall be deemed not to have used its reasonable best efforts to keep a Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to use such Shelf Registration Statement to offer and sell such Notes covered by such Shelf Registration Statement at any time during the Shelf Registration Period, unless such action is (x) required by the Commission, applicable law or otherwise undertaken by the Issuer in good faith and for valid

                                      -8-
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business reasons (not including avoidance of the Issuer's obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

            (c) In the event that:

            (i) within 360 days after the Issue Date, neither the Exchange Offer Registration Statement nor, if required to be filed pursuant to Section 3(a)(i) or (ii) above, any Shelf Registration Statement has been filed with the Commission;

            (ii) within 30 days after a Shelf Registration Statement is required to be filed pursuant to Section 3(a)(i) or (ii), so long as such 30th day is a day after the 420th day following the Issue Date, the Shelf Registration Statement has not been filed with Commission;

            (iii) within 420 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective as required by
      Section 2(a);

            (iv) within 450 days after the Issue Date, neither the Exchange Offer has been consummated nor, if required to be filed pursuant to
      Section 3(a)(i) or (ii) above, the Shelf Registration Statement has been declared effective;

            (v) within 60 days of the day on which the obligation to file a Shelf Registration Statement arises pursuant solely to Section 3(a)(iii) above, the Issuer fails to file such Shelf Registration Statement with the Commission;

            (vi) within 60 days of the day on which the obligation to have a Shelf Registration Statement declared effective arises pursuant solely to
      Section 3(a)(iii) above, such Shelf Registration Statement has not been declared effective; or

            (vii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or fails to be usable in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in this Agreement, other than as permitted pursuant to Section 3(b)(ii) and Section 4(k)(ii).

(each such event a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, additional interest will accrue on the aggregate principal amount solely those Notes and Exchange Notes subject to such Registration Default (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which any such Registration Default shall occur to, but excluding the date that is the earlier of (1) the date on which all Registration Defaults applicable to the subject Notes and Exchange Notes have been cured or (2) the date on which all the Notes and Exchange Notes oth-

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erwise become freely transferable by Holders other than Affiliates of the Issuer without further registration under the Act. Additional interest will accrue at an initial rate of 0.25% per annum, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum. Any such accrued interest shall be payable in cash to holders of the notes on each interest payment date at such time as interest on the Notes is payable in cash. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration
Default, the rate of additional interest for such subsequent Registration
Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default. Notwithstanding the foregoing, the amount of additional interest payable shall not increase because more than one Registration Default has occurred and is pending.

            4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

            (a) the Issuer shall:

                  (i) furnish to each of you or your counsel, not less than
            three Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (and upon written request, all documents incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose within a reasonable time prior to such filing;

                  (ii) in the case of an Exchange Offer Registration Statement, to the extent permitted by the Act, include the information in substantially the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in substantially the form set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in substantially the form set forth in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in substantially the form set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

                  (iii) in the case of a Shelf Registration Statement, subject to clause (n) below, include the names of the Holders that propose to sell Notes or Exchange Notes pursuant to the Shelf Registration Statement as selling security

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            holders and the applicable information required by Items 507 and 508 of Regulation S-K as provided by the Holders.

            (b) The Issuer shall ensure that:

                  (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

                  (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) The Issuer shall advise you, the Holders of Notes or Exchange Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses
      (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuer shall have remedied the basis for such suspension):

                  (i) when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the

            Prospectus, in the light of the circumstances under which they were made) not misleading; provided that such notice need not identify the reasons for such event that requires such change in the Registration Statement.

            (d) The Issuer shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the Notes therein for sale in any jurisdiction at the earliest possible time.

            (e) The Issuer shall furnish to each Holder of Notes or Exchange Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated therein by reference and exhibits thereto (including exhibits incorporated by reference therein).

            (f) The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Notes or Exchange Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Issuer consents to the use (in all cases in accordance with applicable law and subject to compliance with the terms of this Agreement) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

            (g) The Issuer shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including, upon written request, all material incorporated by reference therein, and all exhibits thereto (including exhibits incorporated by reference therein).

            (h) The Issuer shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Issuer consents to the use (in all cases in accordance with applicable law and subject to compliance with the terms of this Agreement) of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

            (i) Prior to the Registered Exchange Offer or any other offering of Notes or Exchange Notes pursuant to any Registration Statement, the Issuer shall arrange, if necessary, for the qualification of the Notes or the Exchange Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall the Issuer be obligated
      (i) to qualify to do business in any jurisdiction where it is not then so qualified or (ii) to take any action that would subject it to taxation or service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

            (j) The Issuer shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

            (k)

                  (i) Upon the occurrence of any event contemplated by
            subsections (c)(ii) through (v) above, the Issuer shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchaser, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof and the Shelf Registration Statement provided for in Section 3(b) hereof shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date when the Initial Purchaser, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4; or

                  (ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Issuer, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Issuer shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any registrable Notes pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 4(h) hereof, or until it is advised in writing by the Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

      Notwithstanding this Section 4(k), in no event shall the Issuer be required to maintain the effectiveness of any Exchange Offer Registration Statement or Shelf Registration Statement beyond the second anniversary of the original Issue Date of the Notes, except as set forth in Section 3(b)(ii). As soon as practicable following receipt of notice from the Issuer in accordance with Sections 4(c) or (k) hereof, as the case maybe, each Holder and Exchanging Dealer agrees to suspend use of the Prospectus until such Holder and Exchanging Dealer receives copies of the amended or supplemented Prospectus or until it receives written notice from the Issuer that the use of the applicable Prospectus may be resumed.

            (l) Not later than the effective date of any Registration Statement, the Issuer shall provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

            (m) The Issuer shall comply with all applicable rules and regulations of the Commission and make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

            (n) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

            (o) The Issuer may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such Notes as the Issuer may from time to time reasonably require for inclusion in such Registration Statement. The Issuer may exclude from such Shelf Registration Statement the Notes or Exchange Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request and the failure to include such Notes or Exchange Notes of any such Holder shall not be deemed to be a default hereunder. Each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder, regarding such Holder, not materially misleading.

            (p) In the case of any Shelf Registration Statement, the Issuer shall enter into such and take all other appropriate actions (including, if requested by Holders representing 10% of the aggregate principal amount of Notes covered by such Shelf Registration Statement, an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Notes or Exchange Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 6).

            (q) In the case of any Shelf Registration Statement, the Issuer shall:

                  (i) upon written request and reasonable advance notice, make reasonably available for inspection by the Holders of Notes or Exchange Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer during normal business hours at the offices where such information is typically kept;

                  (ii) upon written request and reasonable advance notice, cause the officers, directors and employees of the Issuer to supply all relevant information reasonably requested by the Holders or any such underwriter or attorney in connection with any such Shelf Registration Statement (each an "Inspector") as is customary for similar due diligence examinations during normal business hours at the offices where such information is typically kept; provided, however, that each Inspector shall agree in writing that any confidential information referred to in Section 4(q)(i) above or this Section 4(q)(ii) shall be kept confidential by such Inspector, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party (other than an Affiliate of such Inspector) without an accompanying obligation of confidentiality; provided, further, that prior written notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information in connection with a court proceeding or required by law to permit the Issuer to obtain a protective order or take such other action to prevent disclosure of such information;

                  (iii) make such representations and warranties to the Holders of Notes or Exchange Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not lim-ited to, those set forth in the Purchase Agreement as may be reasonably requested;

                  (iv) obtain opinions of counsel to the Issuer (which may be the Issuer's internal counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder (if then customary in underwritten offerings) and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                  (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of the Issuer or any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                  (vi) deliver such documents and certificates as may be
            reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with
            Section 4(l) and with any customary conditions contained in the underwriting agreement or other customary agreement entered into by the Issuer.

      The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

            (r) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes, the Issuer shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

            (s) The Issuer will use its reasonable best efforts if the Notes have been rated prior to the initial sale of such Notes pursuant to the Purchase Agreement, to confirm such ratings will apply to the Notes or the Exchange Notes, as the case may be, covered by an Exchange Offer Registration Statement.

            (t) In the event that any Broker-Dealer shall underwrite any Notes or Exchange Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "Conduct Rules")) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer shall assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including, without limitation, by:

                  (i) if such Conduct Rules shall so require, engaging a
            "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes or Exchange Notes;

                  (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in
            Section 6 hereof; and

                  (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Conduct Rules.

            (u) The Issuer shall cooperate with the Holders participating in the disposition of the Notes and one counsel acting on behalf of all such Holders in connection with the filings, if any, required to be made with the NASD.

            (v) The Issuer shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement.

            5. Registration Expenses. The Issuer shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof, and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of such one firm or counsel acting in connection therewith. Each Holder shall pay all commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Notes.

            6. Indemnification and Contribution.

            (a) The Issuer agrees to indemnify and hold harmless each Holder of Notes or Exchange Notes, as the case may be, covered by any

Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and jointly and severally agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any such Holder relating to such Holder specifically for inclusion therein.

            The Issuer also agrees to indemnify or contribute as provided in
Section 6(d) (below) to Losses of each underwriter of Notes or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, its directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

            (b) The Holder of Notes covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Issuer, its directors, officers or agents and each Person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each such Holder, but only in reliance upon and conformity with written information relating to such Holder furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (in addition to one local counsel firm), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances, be liable for the fees and expenses of only one firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault or culpability or failure to act by or on behalf of any indemnified party.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note or, in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. The relative benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuer or any of the officers, directors or controlling Persons referred to in this Section 6, and will survive the sale by a Holder of Notes covered by a Registration Statement.

            7. Underwritten Registrations.

            (a) If any of the Notes or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriter(s) shall be selected by the Majority Holders and shall be reasonably satisfactory to the Issuer.

            (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Notes or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            8. No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            9. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (i) the Issuer and (ii) the Majority Holders; provided that, with respect to any matter that directly or indirectly affects any rights of the Initial Purchaser hereunder, the Issuer shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

            10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

            (a) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 10, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Citigroup Global Markets Inc.;

            (b) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

            (c) if to the Issuer, initially at its address set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given at the time delivered personally, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a nationally recognized air courier guaranteeing overnight delivery.

            The Initial Purchaser or the Issuer by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            11. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent, by the Issuer and subsequent Holders of Notes and Exchange Notes. The Issuer hereby agrees to extend the benefits of this Agreement to any Holder of Notes or Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Notes or Exchange Notes in violation of the terms of the Indenture or Purchase Agreement.

            12. Counterparts. This Agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

            13. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

            14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

            15. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Notes and Exchange Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            17. Notes Held by the Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Issuer or its Affiliates (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            18. Submission to Jurisdiction. By the execution and delivery of this Agreement, the Issuer submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws. By receiving the rights and benefits under this Agreement, each Holder also submits to the non-exclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement or brought under federal or state securities laws.

                            [Signature Page Follows]

                [signature page to Registration Rights Agreement]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the Initial Purchaser.

                                      Very truly yours,

                                      PHARMA SERVICES INTERMEDIATE HOLDING CORP.

                                      By: /s/ John S. Russell
                                          --------------------------------------
                                          John S. Russell
                                          Vice President

The  foregoing  Agreement is
hereby  confirmed and accepted
as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Kevin M. Sisson
    ---------------------------------
    Name:  Kevin Sisson
    Title:    Director

                                                                      SCHEDULE I

Initial Purchaser:

Citigroup Global Markets Inc.

                                    Sch. I-1

                                                                         ANNEX A

            Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

            Each Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              Plan of Distribution

            Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until __________, 200__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

            The Issuer will not receive any proceeds from any sale of Exchange Notes by Broker-Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

            For a period of 90 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the letter of transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

                                                                         ANNEX D

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      Name: _________________________________________
      Address: ______________________________________
               ______________________________________

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                                       D-1